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

                                                                     EXHIBIT I

                     ANTICIPATED RESTRUCTURING PROCEEDS AND USE OF PROCEEDS



                                                    ($ Millions)          Timing (Estimated)
                                                 ---------------------------------------------

CL&P
                    Asset Sales (non-nuclear)       1,191           Fourth Quarter 1999
                    Securitization                  1,489           Second Quarter 2000
                                                    -----
                    Total Proceeds                  2,680
                                                    -----
                           Dividends                  310
                           Other                    2,370

WMECO
                    Asset Sales (non-nuclear)         233           Third and Fourth Quarters
                    Securitization                    303           Second Quarter 2000
                                                    -----
                    Total Proceeds                    536
                                                    -----
                           Dividends                  145
                           Other                      391

PSNH
                    Asset Sales (non-nuclear)         360           Fourth Quarter 2000
                    Securitization                    725           Third Quarter 2000
                                                    -----
                    Total Proceeds                  1,085
                                                    -----
                      Dividends                       297
                      Other                           788

NAEC
                    Seabrook Contract Buyout          646           Third Quarter 2000
                                                    -----
                      Dividends                       164
                      Other                           482
NU System
                    Asset Sales (non-nuclear)       1,784
                    Securitization                  2,517
                                                    -----
                    Total Proceeds                  4,301
                                                    -----
                      Dividends                       916
                      Other                         4,031

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